UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2016

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Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35746	23-2434506
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA   19010

Registrant's telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

_    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

ڤ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

ڤ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

ڤ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2016, the Compensation Committee (the “Committee”) of the Boards of Directors of Bryn Mawr Bank Corporation (the “Corporation”) and its wholly-owned subsidiary, The Bryn Mawr Trust Company (the “Bank”) approved, effective July 1, 2016, a $75,000 increase in the annual salary of Francis J. Leto, President and Chief Executive Officer of the Corporation and the Bank. This increased Mr. Leto’s annual salary to $500,000. The increase was largely made due to the results of a market compensation analysis performed by the Committee’s external compensation consultant, McLagan, which indicated that Mr. Leto’s compensation fell below that of peer institutions. The Committee also considered in their decision Mr. Leto’s strong performance as President and Chief Executive Officer and their continued confidence in his leadership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Michael W. Harrington
Michael W. Harrington,
Chief Financial Officer

Date:     July 1, 2016